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                                                                    Exhibit 10.6

                       =================================

                                    AGREEMENT

                                     BETWEEN

                               F.S. REALTY CORP.,

                           THE 44TH B.C. REALTY CORP.

                                       AND

                                  NS 417/44 LLC

                          Dated: as of January 14, 1998

                       =================================

                           PREMISES: 417 Fifth Avenue
                               New York, New York
                                       and
                               19 West 44th Street
                               New York, New York

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                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

1.    AGREEMENT...............................................................4

2.    THE LOAN................................................................5

3.    CLOSING; CONDITIONS TO CLOSING; COSTS AND EXPENSES......................8

4.    STATUS OF PREMISES......................................................9

5.    TITLE INSURANCE; LIENS.................................................11

6.    REPRESENTATIONS, WARRANTIES AND COVENANTS CONCERNING
      THE PREMISES...........................................................14

7.    NS COVENANTS, REPRESENTATIONS AND WARRANTIES...........................20

8.    OWNER REPRESENTATIONS, WARRANTIES AND COVENANTS........................21

9.    DOCUMENTS AND OTHER ITEMS TO BE DELIVERED AT CLOSING...................29

10.   DISCLAIMER; WAIVER OF CLAIMS...........................................33

11.   DAMAGE AND DESTRUCTION; CONDEMNATION...................................33

12.   BROKERAGE..............................................................34

13.   REMEDIES...............................................................35

14.   INSPECTION.............................................................36

15.   NOTICES................................................................36

16.   APPORTIONMENTS.........................................................38

17.   BINDING EFFECT.........................................................38

18.   ASSIGNMENT.............................................................38

19.   CHOICE OF LAW..........................................................39

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20.   SURVIVAL...............................................................39

21.   COUNTERPARTS...........................................................39

22.   FURTHER ASSURANCES.....................................................39

23.   INVALIDITY OF PARTICULAR PROVISION.....................................39

EXHIBITS

EXHIBIT A   -     Description of 417 Land
EXHIBIT A-1 -     Description of 44 Land
EXHIBIT B   -     Escrow Provisions
EXHIBIT C   -     Form of Tenant Estoppel
EXHIBIT D   -     Form of Landlord Estoppel
EXHIBIT E   -     Security Deposit Assignment Agreement
EXHIBIT F   -     LockBox Agreement
EXHIBIT G   -     Notice to Tenants
EXHIBIT H   -     Form of Newco Operating Agreement
EXHIBIT I   -     Form of Assignment of Leases
EXHIBIT J   -     Form of Assignment of Included Property
EXHIBIT K   -     Authorization Letter
EXHIBIT L   -     Owners Certification
EXHIBIT M   -     W-9 Form
EXHIBIT N   -     Exceptions to Non-Recourse

(1) SCHEDULES

Schedule 1  -     Leases, Security Deposits; Rent Roll
Schedule 2  -     Contracts
Schedule 3  -     Permits
Schedule 4  -     Insurance Policies
Schedule 5  -     Jewish Holidays
Schedule 6  -     Tax Certiorari Proceedings
Schedule 7  -     Records
Schedule 8  -     Management Termination Fee
Schedule 9  -     Schedule of Receivables
Schedule A  -     Form of Master Lease
Schedule B  -     Form of Option Agreement

--------
(1) All schedules to be adjusted to reflect actual date of closing under the Agreement.

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                                DEFINITION PAGE

                                                                        Section
Term                                                                     Number
----                                                                     ------

A.A........................................................................8(h)
A.A. Confirmation..........................................................8(h)
Additional Downpayment.....................................................2(d)
Affidavits.................................................................5(d)
Agreement..........................................................Introduction
Amount Payable.............................................................1(a)
Assignment of Leases..................................................9(a)(xiv)
Authorization Letter.......................................................8(g)
Business Days..............................................................5(c)
Closing Date...............................................................3(a)
Condemnation..............................................................11(a)
Conforming Tenant Estoppel..............................................8(e)(i)
Contracts...............................................................6(a)(i)
Courier......................................................................15
Deadline Date..............................................................1(a)
Downpayment.............................................................1(a)(i)
Escrow Agent............................................................1(a)(i)
FS Owner...........................................................Introduction
Family Members..........................................................6(viii)
44 Building.............................................................Recital
44 Land.................................................................Recital
44 Owner...........................................................Introduction
417 Building............................................................Recital
417 Land................................................................Recital
417 Premises............................................................Recital
Holidays...................................................................5(c)
Included Property.....................................................Exhibit J
Intangible Property...................................................Exhibit J
Judmart...................................................................12(a)
Landlord's Estoppel....................................................8(e)(ii)
Leases................................................................4(a)(vii)
Leasehold Loan.............................................................2(e)
Lender..................................................................2(a)(i)
Loan....................................................................Recital
Loan Costs.................................................................2(c)
Loan Documents..........................................................2(b)(i)
Loan Transaction Documents..............................................2(b)(i)
Lost Note Material.........................................................2(b)

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Lovell..................................................................4(a)(i)
Management Termination...............................................6(a)(xvii)
Management Termination Fee...........................................6(a)(xvii)
Managing Agent..........................................................6(a)(i)
Managing Agreement.....................................................6(a)(ii)
Master Lease............................................................Recital
Master Tenant...........................................................Recital
Major Casualty............................................................11(d)
Major Condemnation........................................................11(d)
Major Tenant..........................................................8(a)(iii)
Master Tenant..........................................................8(e)(ii)
Memoranda..............................................................9(a)(iv)
NS.................................................................Introduction
NS Member..................................................................8(b)
Newco......................................................................8(b)
Newco Operating Agreement..................................................8(b)
Newco Operating Agreements.................................................8(b)
Non-Delivering Tenants.................................................8(e)(ii)
Option..................................................................Recital
Option Agreement........................................................Recital
Option Payments.......................................................1(a)(iii)
Original Notes.............................................................2(b)
Owner..............................................................Introduction
Owners.............................................................Introduction
Owners' Certification......................................................8(h)
Owner's Closing Documents..................................................9(a)
Permits................................................................6(a)(vi)
Permitted Encumbrances.....................................................4(a)
Personalty.............................................................6(a)(ix)
Plans.................................................................Exhibit J
Premises................................................................Recital
Purchase Right.........................................................1(a)(iv)
Receivables.............................................................6(a)(i)
Records...............................................................6(a)(xvi)
Rent Roll...............................................................6(a)(i)
Report.....................................................................5(a)
Required Tenants........................................................8(e)(i)
Security Deposits.......................................................6(a)(i)
Tenant Estoppels........................................................8(e)(i)
Title Company..............................................................5(a)
Transfer.............................................................6(a)(viii)

                                   AGREEMENT

            THIS AGREEMENT (this "Agreement"), made as of the 14th day of January, 1998, by and between F.S. REALTY CORP. (the "FS Owner") and THE 44TH B.C. REALTY CORP (the "44 Owner"), both New York corporations having an office c/o Prince Management Corp., 498 Seventh Avenue, 7th Floor, New York, New York 10012 ( the FS Owner and the 44 Owner, collectively, the "Owners" and, individually, an "Owner") and NS 417/44 LLC, a Delaware limited liability company having an office c/o NorthStar Capital Partners LLC, 527 Madison Avenue, 17th Floor, New York, New York 10022 ("NS").

                             W I T N E S S E T H:

            WHEREAS, the FS Owner is the owner in fee of a certain parcel of land (the "417 Land") and improvements located thereon (said improvements together with any future replacements thereof, collectively, the "417 Building"), which land and improvements as described in Exhibit A are also known as 417 Fifth Avenue, New York, New York (the 417 Land and the 417 Building hereinafter, the "417 Premises");

            WHEREAS, the 44 Owner is the Owner in fee of a certain parcel of land (the "44 Land") and improvements located thereon (said improvements together with any replacements thereof, collectively, the "44 Building"), which land and improvements as described in Exhibit A-1 are also known as 19 West 44th Street, New York, New York (the

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44 Land and the 44 Building hereinafter, the "44 Premises", the 417 Premises and the 44 Premises, collectively, the "Premises");

            WHEREAS, NS desires to acquire from each Newco (as hereinafter defined) an irrevocable option (the "Option") to purchase the Premises owned by such Newco and, subject to the terms hereof, each Newco is willing to grant to NS such Option;

            WHEREAS, Owners have agreed that NS may elect to arrange for each Newco to obtain a loan (the "Loan"), which Loan, also at NS's election, may be secured by a first lien mortgage(s) encumbering the Premises and NS shall pay all closing costs and lender fees associated therewith;

            WHEREAS, the proceeds of any such Loan will be paid to each Newco as part of the Amount Payable (as hereinafter defined); and

            WHEREAS, simultaneously with the closing of the Loan (i) each Newco, as landlord, and affiliates of NS, as tenant (the "Master Tenant"; all references herein to the Master Tenant shall be deemed a reference to the tenant under the Master Lease for each Premises as the context shall require), will enter into a lease in the form attached hereto as Schedule A (the "Master Lease"; all references herein to the Master Lease shall be deemed a reference to the Master Lease for each Premises as the context shall require) with respect to each of the Premises and (ii) Newco, as optionor, and an affiliate of NS, as optionee, will execute and deliver the Option Agreement in the form attached hereto as Schedule B (the "Option Agreement"; all references herein to the Option Agreement shall be deemed a reference to the Option Agreement in respect of each Premises as the context shall require).


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            NOW, THEREFORE, for good and valuable consideration and the mutual agreements herein contained, the parties covenant and agree as follows:

            1. AGREEMENT

            (a) Each Owner hereby agrees that, unless this Agreement shall be terminated as provided herein and subject to any adjustments provided for herein as to amounts payable at the Closing (hereinafter defined), it shall execute and deliver in respect of the Premises owned by such Owner the Owner's Closing Documents (as hereinafter defined) in consideration for the payment to the Owners on or before February 3, 1998 (as same may be extended herein, the "Deadline Date") of an amount equal to Seventy Million ($70,000,000) Dollars (the "Amount Payable"), which Amount Payable shall be payable to both Owners at Closing as follows:

                  (i) $4 million payable by NS (said sum, together with any interest thereon, the "Downpayment"), upon the execution and delivery of this Agreement by both parties, by check to Sukenik, Segal & Graff, P.C. as escrow agent ("Escrow Agent"), which Downpayment shall be held pursuant to the provisions of Exhibit B attached hereto;

                  (ii) an amount equal to $55,000,000 from the proceeds of one or more Loan(s); and

                  (iii) a portion of the balance of the Amount Payable as an Option Fee (as defined in the Option Agreement) and the remaining portion of the balance of the Amount Payable as payment for the Interest Purchase Option (the "Purchase Right"), as provided in the Newco Operating Agreement (as hereinafter defined) (such amounts,

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      collectively, the "Option Payments") and shall be allocated between the
      417 Premises and the 44 Premises, as determined by NS in its sole discretion.

            (b) Delivery to the Owners at Closing of the Downpayment and any Additional Downpayment, as hereinafter provided, shall constitute part of the consideration paid in respect of the Option and the Purchase Right.

            2. THE LOAN.

            (a) If NS elects to effectuate the Loan, the Loan shall:

                  (i) be debt made by one or more Lending Institutions (as defined in the Master Lease) or NS or an affiliate ("Lender") and secured, at NS' option, by one or more mortgage liens on the Premises, provided that, at NS' option (A) separate mortgages may be placed on each Premises, which mortgages may be cross-collateralized and/or cross-defaulted or (B) one mortgage may encumber both Premises (as well as, if NS so elects, other premises as well, provided, however, the mortgage(s) or deeds of trust encumbering such other premises may not be cross defaulted with the mortgage(s) on the Premises);

                  (ii) be non-recourse to the Owners except for those items set forth on Exhibit N;

                  (iii) be in the aggregate principal amount of no more than Fifty-Five Million ($55,000,000) Dollars;

                  (iv) not permit the Lender to participate in the income derived by the Owners from the Premises; and

                  (v) shall be allocated between the Premises, as determined by NS in its sole discretion, provided, however, if the Lender is NS or an affiliate of NS then (A) the

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maximum amount of the Loan encumbering the 417 Premises shall be no more than
$[36,000,000] and the maximum amount of the Loan encumbering the 44 Premises shall be no more than $[23,000,000] or any other similar pro rata allocation (it being understood that , notwithstanding such allocation, the aggregate principal amount in respect of both Premises shall be no more than $55,000,000) and (B) no default interest shall be charged by the Lender (which limitation shall apply only to that portion of the Loan held from time to time by NS or an affiliate);

            (b) Each Owner covenants and agrees to cooperate with NS and to provide any information about the Premises in its possession or control. In connection therewith, each Owner agrees to deliver (A) any documentation reasonably required by the Lender and (B) all original promissory notes (the "Original Notes") evidencing any liens encumbering the 44 Premises in order that such Original Notes may be assigned to the Lender, if so required by NS. If the holder of the Original Notes is unable to deliver the Original Notes, Owner will
(Y) require such holder to deliver to the Lender and the Title Company an affidavit that such Original Notes have been misplaced or lost and (Z) execute replacement note(s), all as may be reasonably required by the Lender (collectively, the "Lost Note Material"). Except as provided in Exhibit N, nothing contained herein shall be deemed to impose any obligation on Owner to execute and deliver any documents imposing personal liability on Owner or its principals. Additionally, each Owner covenants and agrees that:

                  (i) At Closing, each Owner shall execute and deliver the documents evidencing and/or securing the Loan encumbering each Owner's fee interest in the 417 Premises or the 44 Premises, as the case may be (collectively, the "Loan Documents") and shall also execute and deliver any other documents or affidavits reasonably required by the Title Company (as hereinafter defined) in connection therewith (collectively, the "Loan Transaction Documents");

                  (ii) It shall cooperate in satisfying any reasonable requests by Lender as part of Lender's condition precedent to Closing, including, without limitation, causing Owners' counsel to deliver any opinions with respect to each Owner and, provided NS' counsel shall have delivered an opinion to the Owners that the Loan Documents are enforceable, which Owners' counsel is specifically authorized to rely upon, an opinion as to the enforceability of the Loan Documents that may be reasonably required by Lender, which opinion(s) shall be deemed part of the Loan Transaction Documents; and

                  (iii) If the Lenders (or the lender under the Leasehold Loan (hereinafter defined)) shall request reasonable modifications to this Agreement, the form of the Master Lease, the Option Agreement, or the Newco Operating Agreement (which shall include any exhibits to all such documents) as a condition to making the Loan, each Owner shall agree to make such modifications, provided same do not increase the obligations of the Owners under such documents.

            (c) NS agrees that it shall pay all costs in connection with obtaining and closing the Loan and recording the Loan Documents (collectively, the "Loan Costs").

            (d) If NS wishes to adjourn the Deadline Date, NS shall so notify Owner, which notice shall include a check payable to the Escrow Agent (or evidence that funds have been forwarded by wire to Escrow Agent) in the amount of One Million ($1,000,000) Dollars (the "Additional Downpayment"). Time shall be of the Essence in respect of NS's obligations to deliver said notice and Additional Downpayment on or before the Deadline Date, provided that the Owners have notified NS on or before February 1, 1998 that they have obtained Conforming Tenant Estoppels from the Required Tenants and the A.A. Confirmation

(hereinafter defined). In the event the Owners shall fail to notify NS that they have obtained Conforming Tenant Estoppels from the Required Tenants and the A.A. Confirmation by February 1, 1998, then the Deadline Date shall be extended until two (2) business days after the Owners have given NS notification that they have obtained the Conforming Tenant Estoppels from the Required Tenants and the A.A. Confirmation. If NS delivers the Additional Downpayment, (i) all references in this Agreement to Downpayment shall be deemed to include the Additional Downpayment, which Downpayment shall be thereby increased to Five Million ($5,000,000) Dollars, and (ii) the Deadline Date shall be extended at NS' option for up to thirty (30) days. Time shall be of the essence in respect of the obligations of NS to close by such extended Deadline Date, subject to the terms of this Agreement.

            (e) Owner acknowledges and agrees that, at NS' sole cost and expense, NS may from time to time finance its interest in the Master Lease, provided that such loan(s) (collectively, the "Leasehold Loan") are at all times subordinate to the Loan and to the fee. The first such loan may close simultaneously with the Loan.

            3. CLOSING; CONDITIONS TO CLOSING; COSTS AND EXPENSES.

            (a) Subject to the satisfaction of each of the conditions to Closing, the Closing shall occur on a mutually convenient date on or before the Deadline Date, as same may be extended as provided herein in Sections 3(d), 5(b) and 8(f) hereof (the "Closing Date"), set by the parties and Lender, at the offices of NS's attorneys, Battle Fowler LLP, 75 East 55th Street, New York, New York 10022 or as otherwise required by Lender or its counsel, provided such offices are located in the metropolitan New York area.

            (b) NS's Conditions Precedent. Satisfaction of each of the following conditions, any of which may be waived in writing by NS, shall be deemed a condition to NS's obligation to close hereunder:

                  (i) Fee title to the Premises shall be in accordance with the terms of this Agreement;

                  (ii) Each Owner's representations and warranties set forth herein shall be true and correct in all material respects as of the Closing Date;

                  (iii) receipt of the A.A. Confirmation (hereinafter defined); and

                  (iv) Each Owner shall have performed, observed, and complied, in all material respects, with all of the covenants, agreements, and conditions required by this Agreement to be performed, observed and complied with by it prior to or as of the Closing.

            (c) Owners' Conditions Precedent. Satisfaction of each of the following conditions, any of which may be waived in writing by the Owners, shall be deemed a condition to the obligation of each Owner to close hereunder:

                  (i) NS shall have delivered the Amount Payable less the Downpayment and any Additional Downpayment;

                  (ii) NS's representations and warranties set forth herein shall be true and correct in all material respects as of the Closing Date; and

                  (iii) NS shall have performed, observed, and complied, in all material respects, with all of the covenants, agreements, and conditions required by this Agreement to be performed, observed and complied with by NS prior to or as of the Closing.

            (d) Other than as specifically provided herein, each party shall be responsible for its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

            4. STATUS OF PREMISES.

            (a) At the Closing, the Premises shall be subject only to the following matters (collectively, the "Permitted Encumbrances"):

                  (i) with respect to the 417 Premises, the survey encroachments indicated in the Report (as hereinafter defined) in respect of that certain survey by Charles J. Dearing dated February 1, 1963, redated February 25, 1994 by Earl B. Lovell, S.P. Belcher ("Lovell") and updated by visual examination by Lovell on December 9, 1997 and with respect to the 44 Premises, the survey encroachments indicated in the Report in respect of that certain survey by Francis K. Fords & Sons, dated March 26, 1917 and updated by visual examination by Lovell on December 8, 1997, and any state of facts which further updated surveys of the Premises would disclose as of the date hereof, provided same do not make title unmarketable;

                  (ii) solely with respect to the 417 Premises, Terms, Covenants and Restrictions recorded in Liber 635 Cp 426, Liber 695 Cp 584 and Liber 890 Cp 268;

                  (iii) real estate and other taxes, water and sewer charges and other taxes and assessments affecting the Premises from and after the Closing Date (which will be apportioned as provided in the Master Lease);

                  (iv) building restrictions and regulations in resolutions or ordinances adopted by the Board of Estimate and Apportionment of the City of New York, or any successor body, and all the amendments and additions thereto, now in force, if any, and any changes between now and the Closing Date, provided such changes (y) are not violated by the Premises and (z) do not adversely affect the intended use thereof;

                  (v) present and future zoning laws, ordinances, resolutions and regulations of the City of New York and all present and future ordinances, laws, regulations and orders of all boards, bureaus, commissions and bodies of any municipal, county, state or federal sovereigns now or hereafter having or acquiring jurisdiction of the Premises and the use and improvement thereof, if any, and any changes between now and the Closing Date, provided such changes (y) are not violated by the Premises and (z) do not adversely affect the intended use thereof;

                  (vi) the revocable nature of the right, if any, to maintain vaults, vault spaces, tunnels, basements and sub-basement spaces, areas, structures, marquees or signs, beyond the building lines;

                  (vii) the Master Lease, all leases, licenses and other occupancy agreements (oral or written) for the leasing of space at the Premises, identified on Schedule 1 annexed hereto (collectively, the "Leases");

                  (viii) the Loan Documents and the Option Agreement; and

                  (ix) any other matter or thing affecting the Premises which NS agrees to take subject to or waives in writing pursuant to the provisions of this Agreement.

            (b) Owner covenants not to create, cause or permit any non-Permitted Encumbrance.

            5. TITLE INSURANCE; LIENS.

            (a) NS (i) shall obtain a title insurance report and commitment for an Owner's and Lender's title insurance policy from a title insurance company (the "Title Company") with respect to the Premises and a copy of all title documents listed therein (such reports, and any updates or revisions thereto, are hereinafter referred to collectively as the "Report") and (ii) shall furnish to Owners' counsel at the address set forth in Section 15 hereof a copy of the Report and a written statement setting forth NS's objections, if any, to any matter reflected in the Report other than the Permitted Encumbrances.

            (b) Each Owner covenants and agrees to use reasonably diligent efforts to eliminate such objections. If any Owner is unable to eliminate such objections (or any other matters which are subsequently reported by the Title Company) by the Closing Date, any Owner may adjourn the Closing for a reasonable period of time, not to exceed sixty (60) days, to remove such objection. If after diligent effort such Owner is still unable to remove such objections, NS, at its option, may (i) terminate this Agreement, whereupon the Owners shall promptly thereafter cause the Downpayment, together with interest thereon, to be returned to NS and neither NS nor the Owners shall have any further obligations hereunder except pursuant to provisions of this Agreement which expressly survive termination or (ii) proceed to close subject to such objections, with no reduction in the Amount Payable.

            (c) Notwithstanding the foregoing, if such objections (which may include, without limitation, payment of prior vault charges, environmental control board liens and judgments against any Owner and payment of any penalties in connection therewith) may be removed by a payment of money, the Owners shall either satisfy same at Closing or the

Owners may, in lieu of satisfying any of the foregoing objections affecting the Premises, direct NS to apply a portion of the Amount Payable to the satisfaction of such objections or require that appropriate adjustment be made to the balance of the Amount Payable at Closing, provided that Owner shall deliver to NS, at Closing, instruments in recordable form, which, in the opinion of the Title Company will be reasonably sufficient to satisfy the matters objected to by NS, together with the cost of recording or filing any such instruments. In the alternative, the Owners may place in escrow with the Title Company any amount (as well as any affidavits and other documentation) deemed necessary by the Title Company in order to enable the Title Company to omit such objections from the title policies to be delivered to NS and any Lender at the Closing. NS shall, if request is made by not later than three (3) business days (as hereinafter defined) prior to the Closing Date, provide Owner, at the Closing, with separate unendorsed certified or bank checks, payable as directed by Owner, in an aggregate amount not exceeding the balance of the Amount Payable less adjustments to facilitate the satisfaction of any such liens or encumbrances. As used herein, the term "business days" shall mean such Mondays, Tuesdays, Wednesdays, Thursdays and Fridays that do not fall on Holidays. The term "Holidays" shall mean those days listed on Schedule 5 attached hereto as well as New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day and Christmas, and any other days on which there is no regular United States postal service and the New York Stock Exchange (or any successor thereto) is closed.

            (d) If the Report discloses judgments, bankruptcies or other proceedings or encumbrances against other persons having names the same as, or similar to that of any of the

Owner, Owner, on request, shall deliver to the Title Company affidavits satisfactory to the Title Company showing that such judgments, bankruptcies or other proceedings or encumbrances are not against Owner. Additionally, Owner will deliver any affidavits reasonably required by (and reasonably satisfactory to) the Title Company (i) in respect of any construction, maintenance and/or tenant improvement work at the Premises that could give rise to mechanics' liens, (ii) for the issuance of a non-imputation endorsement benefitting the affiliate of NS that will be in each Newco, and (iii) any Section 255 and 275 affidavits that may be required with respect to the assignment of the Original Notes to the Lender (the affidavits required by this Section 5(d) and any other affidavits reasonably required by the Title Company, collectively, the "Affidavits").

            6. REPRESENTATIONS, WARRANTIES AND COVENANTS CONCERNING THE
PREMISES.

            (a) Each Owner hereby represents and warrants to NS in respect of such Owner that the following representations, warranties and covenants are true and correct as of the date hereof (unless otherwise indicated) and shall remain and be true and correct at all times during the term of this Agreement through and including the Closing Date with the same force and effect as if made on that date:

                  (i) There are no leases, tenancies, licenses or other rights of occupancy for any portion of the Premises other than the Leases; the Leases are in full force and effect and all amendments, modifications and supplements thereto have been delivered to NS; no tenant under any Lease has paid rent more than one month in advance of the Closing Date; on the Closing Date there shall be no obligations on the part of each Owner remaining to be performed by such Owner including, without limitation, tenant improvement or landlord work, payment of management fees or any other fees due to S. L. Green Management Corp., the sole manager of the Premises (the "Managing Agent"), payment of brokerage commissions to Managing Agent and/or any other brokers or consultants that will not be fully and completely paid and satisfied at the Closing by the Owners and no brokerage commissions are to be paid by the Owners under installments due after the Closing Date; Owner is not in default under the Leases; all security deposits (the "Security Deposits") under the Leases are set forth on Schedule 1; no Security Deposits have been applied against a tenant's lease obligations; true, correct and complete copies of all Leases and any brokerage agreements related thereto have been delivered to NS and same have been initialed by counsel to both parties; there are no uncured defaults under any Leases by any tenant thereunder beyond any applicable grace, notice and cure periods, except as set forth in the Schedule of Receivables for each Premises attached hereto as Schedule 9 (the "Receivables"); Schedule 1 also sets forth a true, correct and complete rent roll (the "Rent Roll") for the Premises dated as of the first day of January, 1998, which Rent Roll shall also specifically identify which tenants at the Premises (A) are "month-to-month" tenants and (B) have leases expiring in 1998; the Rent Roll shall, in addition, state the information required by the Tenant Estoppels (hereinafter defined), except items 4, 5, 7 and 12 of the Tenant Estoppels, as well as item 3 thereof to the extent it covers the right to extend the Leases.

                  (ii) There are no service, supply, maintenance, employment, Management Agreements (hereinafter defined) and union agreements or contracts affecting the Premises other than those set forth on Schedule 2 attached hereto (collectively, the

"Contracts"); true, correct and complete copies of all Contracts have been delivered to NS; the Contracts are in full force and effect and have not been amended, modified or supplemented except as set forth on Schedule 2; no party to any Contract has paid amounts due thereunder more than one month in advance, except as may be required by the managing agreements with the Managing Agent (collectively, the "Managing Agreements"); as of the Closing Date, all amounts due and payable by the Owners pursuant to the terms of the Contracts will have been fully paid; and there are no uncured defaults under any Contract by any party thereto beyond any applicable grace, notice and cure periods.

                  (iii) No written notice has been given to Owner or its representatives by any insurance company which has issued a policy or by any board of fire underwriters (or other body exercising similar functions) claiming any defects or deficiencies or requesting the performance of any repairs, alterations or other work.

                  (iv) There is no pending condemnation or similar proceeding affecting the Premises or any portion thereof and neither Owner has received any written notice thereof, nor has any Owner any knowledge that any such proceeding is contemplated.

                  (v) There are no actions, suits or proceedings pending or, to the knowledge of each Owner, threatened, against or affecting any Owner or the Premises or any portion thereof or relating to or arising out of the ownership, management or operation of the Premises, in any court or before or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality, except for personal injury claims or claims fully covered by insurance.

                  (vi) To the knowledge of each Owner in respect of the Premises owned by such Owner, Schedule 3 annexed hereto is a true and complete list of all permits, certificates, authorizations and approvals pertaining to the occupancy, use and operation of the Premises in its possession (collectively, the "Permits"); the fees for such Permits are fully paid; and each Owner agrees to deliver at Closing, or within a reasonable time thereafter (which obligation shall survive the Closing), originals or true copies of such Permits and all warranties and guaranties in such Owner's possession (for the purposes of this Agreement, "possession by Owner" shall be deemed to include possession by the Owner, the Managing Agent and their respective agents, counsel and representatives).

                  (vii) Schedule 4 is a complete description of all fire, casualty and extended coverage insurance policies carried by Owner in respect of the Premises; such insurance is fully paid through the date of expiration thereof, which expiration date will not occur prior to the Closing Date and Owner shall maintain such policies through the date of Closing.

                  (viii) Other than the Option Agreement, each Owner will not and has not entered into any agreement, other than this Agreement, to sell, transfer, convey, lease, assign, mortgage, hypothecate, encumber or dispose of (directly or indirectly) (voluntarily or by operation of law) all or any portion of the Premises or any interest therein or portion thereof (a "Transfer"); and there are no options, rights of first offer, rights of first refusal or similar rights to acquire all or any portion of the Premises in favor of any other party, including, without limitation, the tenants under the Leases. For purposes of this Section 6(a)(viii), a Transfer shall be deemed to include any change in the ownership interests of

Owner, provided that inter vivos or testamentary transfers or issuance of capital stock in Owner to one or more family members of Simon Chetrit, or trusts in which all of the beneficial interest is held by one or more of such family members or a partnership or limited liability company in which all the capital and profits interests are held by such family members shall not be deemed a Transfer; and provided further, that, if, as and when each Newco is formed, no Transfers of member interests in Newco shall be permitted, except as specifically contemplated in Section 8(b) of this Agreement. As used herein, "family members" shall be limited to the spouse, parents, siblings, children and grandchildren of Simon Chetrit and their respective spouses or any entity owned or controlled by any of them. Any Transfer in violation of this Section 6(a)(viii) shall be void ab initio.

                  (ix) Except as may be owned by tenants under the Leases, Owner is the sole owner of, and has good and marketable title to, all fixtures, furniture, furnishings, equipment and other personal property at the Premises (the "Personalty"), which Personalty will be free and clear of all liens, encumbrances, claims, chattel mortgages, conditional bills of sale, security interests and demands (other than the Loan) on the Closing Date.

                  (x) There are no presently pending tax certiorari proceedings, except as set forth on Schedule 6 annexed hereto.

                  (xi) True, correct and complete copies of all monthly management statements from January, 1997 through November, 1997 in respect of the Premises received by the Owners from Managing Agent have been delivered to NS.

                  (xii) The Premises is separately assessed for real property tax purposes; no special assessments have been issued against the Premises.

                  (xiii) All services, material or work which have been supplied to the Premises for which payment is due have been paid in full or will be paid in full at the Closing.

                  (xiv) Owner shall (A) continue to maintain the Premises and all systems in the same manner as the Premises have been heretofore maintained,
(B) not terminate, amend or modify any of the Leases or enter into any new leases, licenses or other occupancy agreements without NS' prior written consent, which consent shall not be unreasonably withheld or delayed, and (C) if requested by NS, institute summary proceedings against any defaulting tenant, provided, however, Owner, on notice to NS, shall be entitled to commence summary proceedings against any tenant that is in default of its rent obligations for more than three (3) months, after the expiration of all grace and notice periods.

                  (xv) Any and all environmental reports in respect of the Premises have been delivered to NS and, to each Owner's knowledge, there are no other environmental reports in respect of the Premises.

                  (xvi) Any and all of the documents listed on Schedule 7 attached hereto (collectively, "Records") relating to the Premises have been delivered to NS and true and complete copies of the documents listed as items 1, 2, 6 and 7 on said Schedule 7 are attached thereto, except as set forth therein.

                  (xvii) At the request of NS at any time from the date hereof until the Deadline Date, each Owner (A) will promptly terminate (a "Management Termination") the Managing Agent pursuant to the terms of the Management Agreement for each Premises and (B) covenants and agrees to pay any and all fees, premiums, termination fees (as identified on Schedule 8 attached hereto, the "Management Termination Fee"), commissions and any other amounts due the Managing Agent in connection with its services and/or on account of the termination, which termination shall be effective no earlier than the Deadline Date. Without in any manner limiting the generality of the foregoing, in the event NS has not requested a Management Termination for the 44 Premises, an amount equal to the Termination Fee, if any, for such Premises will be placed in escrow with Owners' counsel, as Escrow Agent, to be held pursuant to the provisions of Exhibit B hereof, and will be released to Master Tenant upon the earlier of a) receipt by the Escrow Agent of a copy of a notice from Master Tenant terminating the Management Agent for the 44 Premises, or b) sixty (60) days after the Deadline Date, as same may be extended as provided herein.

                  (b) Each Owner covenants and agrees that, if prior to Closing NS shall request reasonable changes to be made to the provisions of the Master Lease, each Owner shall agree to such reasonable non-material changes, provided that the foregoing shall not be construed in any way to invalidate the binding nature of this Agreement.

            7. NS COVENANTS, REPRESENTATIONS AND WARRANTIES.

                  (a) NS represents and warrants to Owner that the following representations and warranties are true and correct as of the date hereof and shall be true and correct as of the Closing Date with the same force and effect as if made at that time:

                        (i) The execution and delivery of this Agreement and the consummation by NS of the transactions contemplated hereby (A) have been duly authorized pursuant to the terms of NS's organizational documents and (B) will not conflict with, or result in a breach of, any of the terms, conditions and provisions of its organizational documents or any contract, agreement or instrument to which it is a party or by which it is bound, or to which it or any portion of its Premises is subject;

                  (ii) NS has full power and authority to enter into this Agreement and to perform all of NS's obligations hereunder and no further action, approval or consent will be required in order to constitute this Agreement as a binding and enforceable obligation of NS and the person executing this Agreement on behalf of NS has full power and authority to act for and bind NS; and

                  (iii) NS is validly existing and in good standing in its state of formation.

            (b) The NS Member represents and warrants to each Owner that the following representations and warranties shall be true and correct as of the Closing Date:

                  (i)The execution and delivery of the Newco Operating Agreement and the performance by the NS member of the provisions thereof (A) have been duly authorized pursuant to the terms of the NS Member's organizational documents and (B) will not conflict with, or result in a breach of, any of the terms, conditions and provisions of its organizational documents or any contract, agreement or instrument to which it is a party or by which it is bound;

                  (ii) The NS Member has full power and authority to enter into the Newco Operating Agreement and to perform all of its obligations thereunder and no further action, approval or consent will be required in order to constitute the Newco Operating Agreement as a binding and enforceable obligation of the NS Member and the Person executing the Newco Operating Agreement on behalf of NS has full power and authority to act for and bind the NS Member thereto; and

                  (iii) The NS Member is validly existing and in good standing in its state of formation.

            8. OWNER REPRESENTATIONS, WARRANTIES AND COVENANTS.

            (a) Each Owner represents and warrants to NS that, with respect to each such Owner, the following representations and warranties are true and correct as of the date hereof and shall be true and correct as of the Closing Date with the same force and effect as if made at that time:

                  (i) It is duly formed and in good standing under the laws of the state of its formation;

                  (ii) The execution and delivery of this Agreement and the Newco Operating Agreement and the consummation by it of the transactions hereunder and thereunder (A) have been duly authorized pursuant to the terms of Owner's organizational documents and (B) will not conflict with, or result in a breach of, any of the terms, conditions and provisions of its organizational documents or any contract, agreement or instrument to which it is a party or by which it is bound, or to which it or any portion of its Premises is subject;

                  (iii) It has full power and authority to enter into this Agreement and the Newco Operating Agreement and to perform all of its obligations hereunder and thereunder; no further action or approval will be required in order to constitute this Agreement and the Newco Operating Agreement as its binding and enforceable obligation and the Person executing on behalf of each Owner has full power and authority to act for and bind such Owner in respect thereof;

                  (iv) It has not incurred any secured debt, direct or contingent, other than as disclosed in the Report; such debt and any other debt and/or guaranties will be paid off at Closing as required by Section 5(c) hereof. It is not insolvent. It does not hold itself out to be responsible for the debts of any other person or entity. It holds itself out to the public as a legal entity which is separate and distinct from any other entity;

                  (v) It is validly existing and in good standing in the State of New York; and

                  (vi) Owner is not a "foreign person" within the meaning of section 1445 of the United States Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

            (b) At or prior to the Closing, each Owner will contribute its interest in the Premises owned by it to two (2) separate limited liability companies (each such limited liability company, "Newco"; all references herein to Newco shall be deemed a reference to the limited liability company that will be the owner of each Premises at Closing) in exchange for a 100% interest therein. Immediately after such contribution, an affiliate of NS shall be admitted as a 1% non-managing member of each Newco (the "NS Member"). At the Closing, such NS Member and each Owner shall execute a limited liability company operating agreement in respect of each Premises, in the form annexed hereto as Exhibit H (the "Newco Operating Agreement" and, collectively, the "Newco Operating Agreements").

            (c) Each Owner agrees that, from the date of formation of each Newco through the Closing Date, each Newco shall not:

                  (i) engage in any business or activity other than the ownership of the Premises owned by it and activities incidental to the development thereof;

                  (ii) own any assets other than such Premises;

                  (iii) merge into or consolidate with any other entity or dissolve or terminate or liquidate, transfer or otherwise dispose of all or substantially all or any material portion of its assets unless such resulting entity or transferee is a single purpose entity and complies with the other provisions of this section;

                  (iv) fail to preserve its existence as a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing (if applicable) under the laws of the State of its formation, or amend, modify, terminate or fail to comply with the provisions of such entities organizational documents, if such amendment, modification, termination or failure to comply would adversely affect the ability of Owner to perform its obligations hereunder;

                  (v) own any subsidiary or make any investment in any person or entity;

                  (vi) commingle its assets with the assets of any other person or entity;

                  (vii) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation) other than as disclosed in the Report (which debt will be paid off at Closing) or in connection with the Loan;

                  (viii) become insolvent or fail to pay its debts as the same become due and payable or permit the total amount of its liabilities (including contingent liabilities) to exceed the total fair saleable value of its assets or fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

                  (ix) fail to maintain its records, books of account and bank accounts separate and apart from those of any other person or entity;

                  (x) hold itself out to be responsible for the debts of any other person or entity;

                  (xi) make any loans or advances under any loans to or issue guaranties for the benefit of any other person or entity;

                  (xii) fail to hold itself out to the public as a legal entity which is separate and distinct; or

                  (xiii) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors.

            (d) Each Owner further covenants and agrees that (i) between the date hereof and the date it forms a Newco, it will comply with all of the covenants of Section 8(a) hereof and (ii) from and after the date of formation each Newco through the Closing Date, each Owner will comply with clauses (iii),
(iv), (viii), (x), (xii) and (xiii) of Section 8(c) hereof and the terms of the Operating Agreement.

            (e) (i) Each Owner covenants that, promptly after the date hereof, it will seek to obtain estoppels (the "Tenant Estoppels") in the form attached hereto as Exhibit C from all Tenants under the Leases and shall promptly after receipt thereof deliver copies of all executed Tenant Estoppels to counsel for NS. The information in the executed Tenant Estoppels must conform to the Rent Roll (any such Tenant Estoppel, a "Conforming Tenant Estoppel"). Owner acknowledges and agrees that Conforming Tenant Estoppels from (i) all Major Tenants (as hereinafter defined) and (ii) eighty (80%) percent of the tenants in the 44 Premises and eighty 80% percent of the tenants in the 417 Premises (collectively, the "Required Tenants") shall be a condition precedent to NS' obligation to close hereunder and that a Landlord Estoppel (as hereinafter defined) shall not be deemed to be a substitute for such Conforming Tenant Estoppels from the Required Tenants.

                  (ii) If any tenants (the "Non-Delivering Tenants") under the Leases, other than Required Tenants, have not delivered Conforming Tenant Estoppels, Landlord agrees that at Closing it shall deliver an estoppel ("Landlord's Estoppel") in the form attached hereto as Exhibit D in respect of each Non-Delivering Tenant and that the representations and warranties in the Landlord Estoppel shall survive the Closing. As Conforming Tenant Estoppels from each Non-Delivering Tenant are received by NS, the Owner who delivered the Landlord Estoppel in respect of the Lease to such Non-Delivering Tenant shall be released from any liability in respect of such Landlord Estoppel to the extent such tenant has effectively estopped itself on a specific matter. If there is a misstatement in the Landlord Estoppel or the information in the Landlord Estoppel does not conform to the Rent Roll, each Owner agrees that the tenant under the Master Lease ("Master Tenant") shall have a set off right, as more specifically provided in the Master Lease. The provisions of this Section 8(e)(ii) shall survive the Closing.

                  (iii) As used herein, a "Major Tenant" shall be all tenants
(A) occupying retail or ground floor space at the Premises or (B) holding leases for square footage aggregating an amount equal to a full floor or more of space at either Premises (whether or not such tenants occupy, in fact, a full floor), with the exception of Philips International, Inc., a tenant at the 417 Premises.

            (f) If the Owners have been unable to deliver Conforming Tenant Estoppels from the Required Tenants ("Non-Delivering Required Tenants") for each of the Premises by the original Deadline Date, the Owners shall so notify NS and NS shall have the option of (i) extending the Deadline Date until March 3, 1998 (for which no additional consideration shall be paid by NS) or (ii) waiving such delivery as a condition precedent to NS' obligation for Closing, receiving in lieu thereof a Landlord Estoppel in respect of the leases to such Non-Delivering Required Tenants, as well as the Landlord Estoppel required by Section 8(e) above. NS shall notify the Owners of its determination. If the Deadline Date has been extended until March 3, 1998, and the Owners have been unable to deliver Conforming Tenant Estoppels from the Required Tenants by such date, the Owners shall so notify NS, in which event NS shall be entitled to the remedies set forth in Section 5(b)(i) and (ii) with respect to an uncured title objection.

            (g) As of the date hereof, Owners have delivered to NS a letter authorizing the Managing Agent to cooperate with NS in any due diligence activities relating to the Premises in the form attached hereto as Exhibit K (the "Authorization Letter"), including, without limitation, delivery of information relating to all accounting and financial matters in respect of the Premises.

            (h) As of the date hereof, Owners have delivered a certification in the form attached hereto as Exhibit L ("Owners' Certification"), certifying, among other things, that the statement of income and expenses for the Premises for the last two years ending December 31, 1996 fairly represent in all material respects, the operations of the Premises during such period. On or before February 3, 1998, Owners shall deliver the Owners' Certification for the year ending December 31, 1997. If on or before February 3, 1998, the Owners have not yet received confirmation (the "A.A. Confirmation") from A.A. that the audit has been satisfactorily completed for both Premises, the Owners shall be entitled to extend the Deadline Date for an additional thirty (30) days. Additionally, if the Owners have been notified (the "Notice by A.A.") by Arthur Andersen LLP ("A.A.") that the Audit, as defined in the Owners' Certification, has revealed that the statements of operations for the Premises do not present fairly, in all material respects, the results of operations of the Premises in conformity with generally accepted accounting principles, then the Owners shall correct the statements of operations accordingly and reissue such Owners' Certification. If the Owners have not reissued the Owners' Certification within 10 business days of receipt of the Notice by A.A., or if the Owners have not received the A.A. Confirmation and delivered same to NS by the Deadline Date, extended as provided above, NS shall be entitled, in its sole discretion, to either (i) waive such condition precedent and close as provided in this Agreement or (ii) terminate this Agreement, at which time neither party shall have any obligations to or recourse against the other party except for any provisions which expressly survive the termination of this Agreement and Owner shall cause Escrow Agent to promptly return the Downpayment (which may include any Additional Downpayment), together with interest thereon, to NS.

            (i) The representations, warranties and covenants of Owner in this Agreement shall survive until the Closing Date, except for the representations and warranties in the Landlord Estoppel, the Lease Assignment Agreement, the Security Deposit Assignment Agreement (substantially in the form attached hereto as Exhibit E), which documents shall survive the Closing Date, with the remedies for a breach thereof to be addressed in the Master Lease. If, at or prior to the Closing, Owner is in material breach of any representation, warranty or covenant, NS shall be entitled to the remedies set forth in Section 5(b)(i) and
(ii) with respect to an uncured title objection.

            9. DOCUMENTS AND OTHER ITEMS TO BE DELIVERED AT CLOSING. The following shall occur at the Closing:

            (a) Each Owner shall deliver or cause to be delivered the following (collectively, "Owner's Closing Documents") documents to NS or the Lender, as appropriate, at Closing:

                  (i) the Loan Documents and the Loan Transaction Documents;

                  (ii) New York State and New York City Transfer Tax Returns duly executed and completed;

                  (iii) a duly executed certification as to its non- foreign status and a duly executed officer's certificate;

                  (iv) the Option Agreement, Master Lease and memoranda in recordable form in respect of each such document in the forms attached as exhibits thereto and any renewals or extensions thereof as may be required to provide record notice of the relevant parties' rights under applicable law until the Option Termination Date, as defined in the Option Agreement (collectively, the "Memoranda");

                  (v) Originals of all Leases, Contracts, Permits, guarantees or warranties in respect of the Premises or Personalty, any building plans, specifications and drawings for the Premises and a complete set of keys for the Premises and each of the spaces in the Premises, including the leased spaces, to the extent same are in such Owner's possession;

                  (vi) Conforming Tenant Estoppels and Landlord Estoppels, in compliance with the provisions of Section 8 hereof;

                  (vii) a check payable to NS for the amount of the Security Deposits, any letters of credit delivered as a Security Deposit and the Security Deposit Agreement;

                  (viii) a letter notice to each of the Tenants in the form attached hereto as Exhibit G;

                  (ix) the Lock Box Agreement in the form attached hereto as Exhibit F;

                  (x) the Affidavits and any other documents reasonably required by the Title Company;

                  (xi) any UCC-1 financing statements required to be executed by the Owners pursuant to the terms of the Newco Operating Agreements and in connection with the Memoranda to evidence the interest of the Optionee under the Option Agreement in, among other things, the Included Property and the Intangible Property;

                  (xii) opinions from Owners' and each Newco's counsel, as the case may be, for the benefit of NS, the Lender, the Master Tenant and any other person or entity reasonably required by the Lender addressing (A) substantive consolidation under applicable bankruptcy law, (B) power and authority of each Owner and each Newco to execute and deliver the Master Lease, Option Agreement and the Newco Operating Agreement, (C) the enforceability of the Master Lease, the Option Agreement and the Newco Operating Agreement, (D) no conflict with Owner's or Newco's organizational documents or third party agreements, and (E) any relevant proceedings against each Newco or each Owner, all such opinions to be in form and substance satisfactory to NS and its counsel;

                  (xiii) a fully executed duplicate original of each Newco Operating Agreement;

                  (xiv) an Assignment of Leases and any subleases (the "Assignment of Leases") in the form annexed hereto as Exhibit I;

                  (xv) the Rent Roll;

                  (xvi) the Original Notes or the Lost Note Material; (xvii) an assignment of any rights under any tax certiorari proceeding, the benefits of which will apply in whole or in part after the Closing Date, subject to apportionment as provided in the Master Lease;

                  (xviii) evidence reasonably satisfactory to NS that(A) the landlord's contributions in respect of any tenant improvement work for Leases at the Premises, including, without limitation, Shem, Milsone & Wilke, Inc. in respect of the 417 Premises, have been paid in full; (B) all landlord's work with respect of any Leases at the Premises has been fully completed; and (C) the extensive renovation work recently performed at the 417 Premises has been completed and that all required Permits and approvals have been received in respect thereof;

                  (xix) the Late Tenant Certification (as defined in Article 19 of the Master Lease);

                  (xx) Assignment of Included Property for the benefit of the Master Tenant, substantially in the form annexed hereto as Exhibit J;

                  (xxi) all Records, Plans, Contracts in Owners' possession;

                  (xxii) the Authorization Letter;

                  (xxiii) Owners' Certification;

                  (xxiv) A.A. Confirmation; and

                  (xxv) such other documents and instruments as may be reasonably necessary or desirable to further carry out the purposes of this Agreement.

            (b) NS shall deliver or cause to be delivered to Owner the following items and documents at Closing:

                  (i) the Option Agreement; Master Lease and the Memoranda;

                  (ii) New York State and New York City Transfer Tax Returns duly executed and completed;

                  (iii) a duly executed [officer's] [member's] certificate;

                  (iv) the balance of Amount Payable, together with any adjustments in favor of the Owners, and Loan Costs;

                  (v) the Security Deposit Agreement;

                  (vi) the Lock Box Agreement together with the undated letter to the tenants;

                  (vii) the Assignment of Leases;

                  (viii) an opinion from counsel to the NS Member in respect of the due formation and valid existence of each Newco;

                  (ix) any UCC-1 financing statements required to be executed by the NS Member pursuant to the terms of the Newco Operating Agreements; and

                  (x) such other documents and instruments as may be reasonably necessary or desirable to further carry out the purposes of this Agreement.

            (c) Each party shall be responsible for its respective costs and expenses (including, without limitation, legal fees and due diligence costs) in connection with the grant of the Option and Master Lease, except that all deed, documentary, stamp, transfer, and similar taxes, if any, in connection with the execution and delivery of the Option and Master Lease shall be paid one-half by the Owners and one-half by NS. This paragraph shall survive the Closing.

            (d) As used in this Agreement, "possession of Owner" shall be deemed to include possession by each Owner and the Managing Agent and their respective employees, agents, counsels and representatives.

            10. DISCLAIMER; WAIVER OF CLAIMS. Prior to the date hereof, NS has had an opportunity to examine conditions relating to the Premises, and except as otherwise specifically stated in this Agreement, the grant of the option in respect of the Premises as provided for herein is made on an "as is, where is, with all faults" basis.

            11. DAMAGE AND DESTRUCTION; CONDEMNATION.

            (a) If prior to Closing (i) the Premises or any portion thereof is damaged or destroyed by fire or other casualty or (ii) condemnation or eminent domain proceedings (or private purchase in lieu thereof) in respect of all or a portion of the Property (a "Condemnation") shall be commenced or threatened by any public or quasi-public authority having jurisdiction over all or any part of the Property, the party with knowledge of such event shall promptly notify the other party. In such event, the Closing shall be postponed until the parties can determine the extent of damage or loss from such casualty or Condemnation.

            (b) If prior to Closing there is a casualty or Condemnation other than a Major Casualty or Major Condemnation (as hereinafter defined), the Closing, postponed as provided above, shall occur and NS shall be (i) entitled to compromise, settle and collect all the insurance proceeds in the case of an insured casualty or Condemnation awards and (ii) obligated to restore the Property using such proceeds, subject to the terms of the Master Lease. If the amount of such proceeds or awards are not adequate for a complete restoration of the Premises, or if there is a deductible, Owner agrees that there shall be a reduction in the balance of the Amount Payable equal to such shortfall or deductible.

            (c) If prior to Closing there is a Major Casualty or Major Condemnation (or if on account of a casualty or Condemnation the occupancy of either of the Premises is reduced by four (4%) percent or more), then at NS' option, it may either (i) proceed as provided in Section 11(b) above without giving effect to the second sentence of said Section 11(b) or (ii) terminate this Agreement, in which event the provisions of Section 13(a)(ii) shall apply.

            (d) For purposes of this Agreement, a "Major Casualty" or "Major Condemnation" shall be deemed to be casualty or Condemnation in which the cost of restoration (as reasonably determined by the parties or their consultants) exceeds $2,000,000.

            (e) The provisions hereof shall constitute an express agreement to the contrary with respect to, and shall supersede the provisions of, Section 5-1311 of the New York General Obligations Law.

            12. BROKERAGE.

            (a) NS warrants and represents to Owner that NS has not dealt with any broker or finder in connection with this transaction, except for Judmart Realty Corp. ("Judmart") NS hereby agrees to indemnify and hold Owner harmless from and against any and all claims, demands, causes of action, loss, costs and expenses (including reasonable attorneys' fees and disbursements), or other liability arising from or pertaining to any brokerage commissions, fees, or other compensation, which may be due to any other broker, finder or persons arising from any inaccuracy in the foregoing representation and warranty.

            (b) Owner warrants and represents to NS that Owner has not dealt with any broker or finder in connection with this transaction, except for Judmart who will be paid in full by Owner pursuant to a separate agreement at Closing. Owner hereby agrees to indemnify and hold NS harmless from and against any and all claims, demands, causes of action, loss, costs and expenses (including reasonable attorneys' fees and disbursements) or other liability arising from or pertaining to Judmart or any brokerage commissions, fees, or other compensation, which may be due to any other broker, finder or persons arising from any inaccuracy in Owner's foregoing representation, warranty and agreement.

            (c) The provisions of this Section 12 shall survive the Closing or earlier termination of this Agreement.

            13. REMEDIES.

            (a) If any Owner willfully defaults in the performance of its material obligations hereunder for any reason whatsoever (except for a breach of a representation or warranty or a failure to cure a title objection, which remedies are addressed in Sections 5(b) and 8(i), respectively, except as set forth in clause (ii) below), NS as its sole and exclusive remedy shall have the right (as determined by NS in its sole discretion) to either (i) seek to obtain specific performance of such Owner's obligations hereunder, such Owner agreeing that NS has no adequate remedy at law or (ii) terminate this Agreement, at which time neither party shall have any obligations to or recourse against the other party except for any provisions which expressly survive the termination of this Agreement and Owner shall cause Escrow Agent to promptly return the Downpayment (which may include any Additional Downpayment), together with interest thereon, to NS.

                  Notwithstanding the foregoing, if any Owner shall fail to cure a title objection which may be cured by the payment of money, as provided in
Section 5(c) hereof, NS shall be entitled to apply a portion of the Amount Payable to satisfy such uncured title objection.

            (b) If NS fails or refuses to perform its obligations hereunder, at Closing, Owner shall be entitled, as its sole and exclusive remedy, to retain the Downpayment (which may include any Additional Downpayment), together with interest thereon, as its sole and liquidated damages. Each Owner hereby specifically waives the right to specific performance and damages.

            14. INSPECTION. NS, Lender and their respective representatives will be permitted to enter upon the Premises without the presence of a representative of an Owner, unless such Owner otherwise elects in its sole discretion, upon reasonable advance notice to Owner for the purpose of conducting topographical surveys, perimeter surveys and other engineering, architectural and/or design tests or plans, provided that NS shall indemnify and hold each Owner harmless from and against any physical damage to the Premises (including, but not limited to, reasonable legal fees incurred by such Owner if NS fails to reimburse Owner for such physical damage) sustained by such Owner solely as a result of such entry onto the Premises owned by such Owner.

            15. NOTICES. Any notice, request, demand, statement, authorization, approval or consent made hereunder shall be in writing and shall be hand delivered or sent by Federal Express or other reputable national courier service (a "Courier"), or by postage pre-paid registered or certified mail, return receipt requested, and shall be deemed given (i) when received or refused at the following addresses if hand delivered or sent by Federal Express, or other reputable national courier service, and (ii) three (3) business days after being postmarked and addressed as follows if sent by registered or certified mail, return receipt requested:

            If to NS:

            NS 417/44 LLC
            c/o NorthStar Capital Partners LLC
            527 Madison Avenue
            17th Floor
            New York, New York  10022
            Attention:  W. Edward Scheetz
            Telecopier:  (212) 319-4557

            with a copy to:

            Battle Fowler LLP
            75 East 55th Street
            New York, New York  10022
            Attention:  Robert J. Wertheimer, Esq.
            Telecopier:  (212) 856-7808

            If to each Owner:

            F.S. Realty Corp. and The 44th B.C. Realty Corp.
            c/o Prince Management Corp.
            498 Seventh Avenue
            New York, New York 10012
            Telecopier:  (212) 947-2654

            with a copy to:

            Sukenik, Segal & Graff P.C.
            417 Fifth Avenue
            Third Floor
            New York, New York 10016-2204
            Attention:  Jehoshua Graff, Esq.
            Telecopier:  (212) 481-5520

Each party may change the address to which a notice must be sent or designate additional parties to receive a copy of a notice, by notice to the other parties given in the manner herein provided at least fifteen (15) days before such change is to become effective. Notices may be sent by telecopier, with a hard copy by courier or hand delivery and shall be deemed given as stated above.

            16. APPORTIONMENTS. The parties shall make apportionments in the same manner as is customary in the City of New York for transactions similar to the ones contemplated by this Agreement and as provided in the Master Lease.

            17. BINDING EFFECT. This Agreement may not be changed or terminated orally nor shall any provision hereof be waived orally. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns.

            18. ASSIGNMENT.

            (a) This Agreement may not be assigned (directly or indirectly) by either party without the prior written consent of the other party, which consent may be withheld in such party's sole discretion, provided, however, NS shall have the right to assign this Agreement to NorthStar Partnership, L.P., a Delaware limited partnership, any entity in which such partnership owns a controlling interest or any entity controlled, directly or indirectly, by W. Edward Scheetz or David Hamamoto.

            (b) A condition to the effectiveness of any assignment is that (i) the assignee shall assume the obligations of the assignor under this Agreement and (ii) the assigning party shall give the other party notice of such assignment, together with a fully executed counterpart of the instrument of assignment and assumption executed by the assigning party and its assignee, within ten (10) days after the execution thereof and not less than ten
(10) days prior to the Closing Date. Upon satisfaction of the foregoing conditions, any permitted assignee shall have all the rights and obligations of the assigning party hereunder and the assigning party shall thereupon, automatically and without the execution of further instruments or documents, be relieved and released of and from all of the assigning party's obligations hereunder.

            19. CHOICE OF LAW. This Agreement shall be governed by and construed under the internal laws of the State of New York.

            20. SURVIVAL. Except to the extent specifically provided herein, none of the obligations under this Agreement shall survive the Closing.

            21. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute the same instrument.

            22. FURTHER ASSURANCES. From time to time, each party hereto shall, within five (5) Business Days after a request therefor by the other party and at such party's sole cost and expense, furnish such additional consents and other instruments and information as may be reasonably required to implement the provisions of this Agreement and the intentions of the parties or to confirm or perfect any right to be created or transferred hereunder. The Owners have delivered on the date hereof certain agreements and other information in respect of the Premises (the "New Information"), which New Information will be reviewed by NS as part of its due diligence review. If such review indicates that the New Information is either (a) materially inconsistent with prior information delivered to NS or (b) materially adversely affects NS' intended investment in the Premises, and provided NS shall so notify the Owners on or before five (5) business days from the date hereof, NS shall have the right to treat such matter as an uncured objection to title and shall be entitled to the remedies set forth in Section 5(b) above in connection therewith.

            23. INVALIDITY OF PARTICULAR PROVISION. If any term of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law, with the parties hereto covenanting nonetheless to negotiate in good faith, in order to agree the terms of a mutually satisfactory provision to be substituted for the term or provision which is void or unenforceable.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                    OWNER:

                                    F.S. REALTY CORP.

                                    By: /s/ Joseph Chetrit
                                       ------------------------------
                                        Name: Joseph Chetrit
                                        Title: Vice President

                                    and

                                    THE 44th B.C. REALTY CORP.

                                    By: /s/ Joseph Chetrit
                                       ------------------------------
                                       Name: Joseph Chetrit
                                       Title: Vice President

                                    NS:

                                    NS 417/44 LLC

                                    By: /s/ W. Edward Scheetz
                                       ------------------------------
                                       Name: W. Edward Scheetz
                                       Title: Sole Member

Solely for the purpose of agreeing to the provisions in Exhibit B hereof:

SUKENIK, SEGAL & GRAFF, P.C.

By: /s/ Jehoshua Graff, Esq., a partner
    ------------------------
    Name:

                                   EXHIBIT A

                            Description of 417 Land

      [Legal Description], together with all of Owner's rights, title and interest in and to (i) all strips, gores, easements, rights of way, privileges, appurtenances, air rights and development rights and other rights pertaining to said Land and (ii) any land lying in the bed of any street, road or avenue, opened or proposed, public or private, in front of or adjoining said Land to the center line thereof.

                                  EXHIBIT A-1

                            Description of 44 Land

      [Legal Description], together with all of Owner's rights, title and interest in and to (i) all strips, gores, easements, rights of way, privileges, appurtenances, air rights and development rights and other rights pertaining to said Land and (ii) any land lying in the bed of any street, road or avenue, opened or proposed, public or private, in front of or adjoining said Land to the center line thereof.


                                      A-1-1

                                   EXHIBIT B

                               Escrow Provisions

            (a) The Downpayment shall be deposited with Sukenik, Segal & Graff P.C. ("Escrow Agent"). Escrow Agent shall pay the Downpayment to NS or Owner, together with the interest thereon, at the Closing on joint written instructions of Owner and NS or otherwise in accordance with this Agreement. All interest earned on the Downpayment shall be paid to the party entitled to the Downpayment. The Downpayment shall be invested by Escrow Agent in US Treasury Bills or Notes unless otherwise instructed in writing by Owner and NS to invest the Downpayment in a different manner acceptable to Escrow Agent. Owner and NS shall complete and execute the W-9 form which is attached as Exhibit M to the Agreement, simultaneously with the execution of this Agreement.

            (b) The parties hereto agree that:

                  (i) The duties of Escrow Agent are only as herein specifically provided, and except for the provisions of Section (d) hereof, are purely ministerial in nature, and Escrow Agent shall incur no liability whatever except for its willful misconduct or gross negligence;

                  (ii) Escrow Agent shall not be liable or responsible for the collection of the proceeds of the check(s) (if applicable) for the Downpayment;

                  (iii) In the performance of its duties hereunder, Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it to be genuine and signed by any of the other parties or their successors;

                  (iv) Escrow Agent may assume that any person purporting to give notice or instructions in accordance with the provisions hereof has been duly authorized to do so;

                  (v) Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless in writing and signed by Owner and NS;

                  (vi) Owner and NS shall and hereby do jointly and severally indemnify Escrow Agent and hold it harmless from and against any loss, liability, cost or expenses incurred in connection herewith, including, without limitation, reasonable attorneys' fees and disbursements, incurred without willful misconduct or gross negligence on the part of Escrow Agent, arising out of or in connection with its acceptance of, or the performance of its duties and obligations under, this Agreement, as well as the reasonable costs and expenses of defending itself against any claim or liability arising out of or relating to this Agreement; and

                  (vii) Owner and NS each hereby release Escrow Agent from any liability for or in connection with any act done or omitted to be done by Escrow Agent in good faith in the performance of its duties hereunder. Without limiting the foregoing, the parties agree that Escrow Agent shall not be responsible for any penalties, or loss of principal or interest or any delays in the withdrawal of the funds which may be imposed as a result of the making or redeeming of the Downpayment pursuant to the instructions of the parties hereto incurred without willful misconduct or gross negligence on the part of Escrow Agent. Nor shall Escrow Agent be liable for any loss or impairment of funds while those funds are in the course of collection or while those funds are on deposit if such loss or impairment results from the failure, insolvency or suspension of the financial institution in which the funds are deposited.

            (c) If at any time Escrow Agent shall receive a certificate of either Owner or NS (the "Certifying Party") to the effect that: (I) the other party (the "Other Party") has defaulted under this Agreement or that this Agreement has otherwise been terminated or canceled; (ii) a copy of the certificate and a statement in reasonable detail of the basis for the claimed default, termination or cancellation was mailed as provided herein to the Other Party prior to or contemporaneous with the giving of such certificate to Escrow Agent; and (iii) in the case of a claimed default, to the knowledge of the Certifying Party, the claimed default has not been cured, then Escrow Agent shall promptly send a copy of such certificate to the Other Party and unless Escrow Agent shall have received contrary instructions from the Other Party within ten (10) business days of Escrow Agent's mailing of said certificate (time being of the essence with respect to this ten (10) business day period), Escrow Agent shall, within ten (10) business days of the expiration of such ten
(10) business day period, deliver the Downpayment to the Certifying Party and thereupon be relieved of and discharged and released from any and all liability hereunder and with respect to the Downpayment. If Escrow Agent shall receive contrary instructions from the Other Party within ten (10) business days of Escrow Agent's sending of said certificate (time being of the essence with respect to this ten (10) business day period), Escrow Agent shall not so deliver the Downpayment but shall hold or deposit the same in accordance with the terms hereof.

            (d) Escrow Agent is acting as stakeholder only with respect to the Downpayment. If there is any dispute as to whether Escrow Agent is obligated to deliver the Downpayment or as to whom said Downpayment is to be delivered, Escrow Agent shall not be required to make any delivery, but in such event Escrow Agent may hold the same until receipt by Escrow Agent of written authorization signed by Owner and NS directing the disposition of the Downpayment and any interest accrued thereon until a final determination of the rights of the parties in an appropriate proceeding. If such written authorization is not given, or proceedings for such determination are not begun within thirty (30) days after a dispute arises and diligently continued, Escrow Agent may bring an appropriate action or proceeding for leave to deposit the Downpayment and any interest accrued thereon in a court of competent jurisdiction pending such determination. Escrow Agent shall be reimbursed for all reasonable costs and expenses of such action or proceeding including, without limitation, attorneys' fees and disbursements, by the party determined not be entitled to the Downpayment, or if the Downpayment is split between Owner and NS, such costs incurred by Escrow Agent shall be divided between and paid by Owner and NS in inverse proportion based upon the amount of Downpayment received by each. Upon making delivery of the Downpayment and interest accrued thereon in the manner provided in this Agreement, Escrow Agent shall have no further liability hereunder.

            (e) Escrow Agent is acting, and may continue to act, as counsel to NS in connection with the subject transaction, whether or not the escrowed funds are being held by Escrow Agent or have been delivered to a substitute impartial party or a court of competent jurisdiction.

                                   EXHIBIT C

                            FORM OF TENANT ESTOPPEL

To:   [Present landlord], its successors and assigns (collectively, "Landlord")

      The undersigned hereby certifies and agrees as follows:

      1. The undersigned is the tenant ("Tenant") under that certain Lease (the "Lease")by and between Landlord [or, _________________, Landlord's predecessor in interest] and Tenant [or, _______________, Tenant's predecessor in interest], dated _____________, 19__ affecting space in the building (the "Building") known as ________________, located at _______________, New York, New York ( the
"Land"; the building and the Land, collectively, the "Premises").

      2. The Lease commenced on ___________________________.

      3. The Lease expires on ___________________________________. Tenant has no
option or other right to extend the term of the Lease beyond __________________.

      4. Tenant has accepted and is occupying the entire premises demised to it under the Lease (the " Demised Premises") and all improvements to the Demised Premises required by the Lease have been completed by Landlord in accordance with the Lease.

      5. Tenant has not paid rent or additional rent beyond the current month and agrees not to pay rent or additional rent more than one month in advance at any time.

      6. Rent payable in the amount of $_________________ per month has been paid through ____________________________.

      7. There are no defenses to or offsets against the enforcement of the Lease or any provision thereof by the Landlord.

      8. Tenant has deposited $_______________ as a security deposit with Landlord pursuant to the terms of the Lease. The form of this security deposit is cash unless otherwise specified (i.e., letter of credit): ___________________
__________________________

      9. Landlord has not agreed to grant Tenant any free rent or rent rebate or to make any contribution to tenant improvements, except as follows: ____________
________________________________________________________________________________
_______________________________________________________________________________.

      10. Landlord has not agreed to reimburse Tenant for or to pay Tenant's rent obligation under any other lease.

      11. Tenant has not advanced any funds for or on behalf of Landlord for which Tenant has a right to deduct from or offset against future rent payments.

      12. Neither Tenant nor, to the best knowledge of Tenant, Landlord is in default under the Lease.

      13. The Lease is the entire agreement between the Landlord and Tenant pertaining to the Demised Premises.

      14. The Lease is in full force and effect and has not been amended, modified or supplemented except as follows: ____________________________________
________________________________________________________________________________
_______________________________________________________________________________.

      15. Tenant does not have any right or option for additional space in the Building except as follows:_____________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

      16. Tenant does not have any purchase option or first refusal right with respect to the Building except as follows:______________________________________
________________________________________________________________________________
_______________________________________________________________________________.

      Tenant acknowledges that (A) Landlord, its successors and assigns, and any lessee of the entire Premises may rely on this Certificate and (B) any holder of a fee or leasehold mortgage may rely on this Certificate in making a loan, now or in the future.

                                    [                                      ]


                                    By:_____________________________________

                                   EXHIBIT D

                           Form of Landlord Estoppel

                                   EXHIBIT E

                     Security Deposit Assignment Agreement

Summary of Terms:

(1) Owner shall represent and warrant that the Security Deposits being assigned to NS, as tenant under the Master Lease, represent all of the security deposits required to be held by Owner under the Leases, without diminution or application since delivery by a tenant under its Lease, as such Security Deposit may have been increased from time to time as may be required by the terms of the applicable lease.

(2) NS shall covenant that it shall indemnify Owner in respect of the security deposits so assigned.

(3) Owner shall transfer to NS all letters of credit delivered as security by any tenant, provided same may be transferred; otherwise new letters of credit or cash security shall be obtained from the tenant or the account parties, as the case may be, by the Owners.

                                    EXHIBIT F

                                Lockbox Agreement

                                    EXHIBIT G

                                Notice To Tenants

                                    EXHIBIT H

                        Form of Newco Operating Agreement

                                    EXHIBIT I

                          Form of Assignment of Leases

      An agreement, whereby (i) each Owner shall assign, transfer and set over to the Master Tenant all of such Owner's right, title and interest, as landlord, in and to all of the Leases and any sublease then in force in respect of the Premises and shall represent and warrant that true, correct and complete copies of all leases, licenses and occupancy agreements have been delivered to Master Tenant, and (ii) the Master Tenant shall assume and agree to perform such Owner's obligations under the same which are to be performed from and after the Closing, except as specifically provided for herein.

                                    EXHIBIT J

                     Form of Assignment of Included Property

      The assignment will be (i) to the Master Tenant and (ii) for the term of the Master Lease and will cover all of the tangible and intangible property in, on, attached to, appurtenant to, or used in the operation or maintenance of the Land or the Building and not otherwise covered by the Master Lease and shall include, without limitation, the following:

      1. the Permits in Owner's possession and all of Owner's right, title and interest in and to all other Permits.

      2. all architectural, mechanical, engineering and other plans and specifications relating to the Premises (collectively, the "Plans"), Contracts and Records in Owner's possession and all of its right, title and interest in and to any other Plans, Contracts and Records.

      3. all of Owners' right, title and interest in and to all trademarks, logos, trade and business names, good will and other proprietary rights and intangible property relating to the ownership, use, operation and management of the Property (collectively, the "Intangible Property").

      4. any condemnation awards or insurance proceeds as provided in Article 11 of the Agreement.

      5. all Receivables.

                                   EXHIBIT K

                             Authorization Letter

                                F.S. Realty Corp.
                                       and
                           The 44th B.C. Realty Corp.
                           c/o Prince Management Corp.
                          498 Seventh Avenue, 7th Floor
                            New York, New York 10012

                                 January 7, 1998

S.L. Green Management Corp.
70 West 36th Street
New York, New York 10018

            Re:   417 Fifth Avenue
                     and
                  19 West 44th Street
                  New York, New York
                  (collectively, the "Premises")

Ladies and Gentlemen:

            The undersigned, as the owners of the Premises, hereby authorize you, as the present managing agent for the Premises, to cooperate with any requests that may be made by NorthStar Capital Partners, LLC, their representatives, agents, advisors and counsel (including, without limitation, Arthur Andersen LLP) in respect of any and all past and present matters (financial and otherwise) relating to the Premises and to deliver any information in your possession or control or available to you that may be reasonably requested by them in connection therewith.

                                       Very truly yours,

                                       F.S. Realty Corp.

                                       By:_________________________________
                                          Name:
                                          Title:


                                       The 44th B.C. Realty Corp.

                                       By:_________________________________
                                          Name:
                                          Title:

                                    EXHIBIT L

                              Owner's Certification

                                F.S. Realty Corp.

                                       and

                           The 44th B.C. Realty Corp.
                           c/o Prime Management Corp.
                          498 Seventh Avenue, 7th Floor
                            New York, New York 10012

(Date)

Arthur Andersen LLP
1345 Avenue of the Americas
New York, New York  10105

                  Re:   417 Fifth Avenue and
                        19 West 44th Street
                        New York, New York (collectively, the "Premises")

Dear Sirs:

In connection with your audit of the statements of operations of the Premises for each of the two years in the period ended December 31, 1996 (the "Audit"), for the purpose of expressing an opinion as to whether these statements present fairly, in all material respects, the results of operations of the Premises in conformity with generally accepted accounting principles, we confirm, to the best of our knowledge and belief, the following representations made to you during your audit:

      1. We are responsible for the fair presentation of the statement of operations in conformity with generally accepted accounting principles.

      2. We have made available to you all financial records and related data.

      3. There have been no irregularities involving management or employees who have significant roles in the internal control structure.

      4. The accounting records underlying the financial statements accurately and fairly reflect, in reasonable detail, the transactions of the premises for the periods.


                                        Very truly yours,

                                        F.S. Realty Corp.

                                        By:______________________

                                        The 44th B.C. Realty Corp.

                                        By:______________________

                                   EXHIBIT M

                                   W-9 FORM

                                   EXHIBIT N

                          Exceptions to Non-Recourse

            Owner shall be personally liable at all times for (i) the misapplication of (a) any insurance proceeds paid under any insurance policies by reason of damage, loss, or destruction to the Premises or (b) proceeds or awards resulting from condemnation or other taking in lieu of condemnation of any portion of the Premises or (c) tenant security deposits, but solely to the extent any of the foregoing items have actually been received and misapplied by Owner, and (ii) any damages to Lender resulting from any fraud or intentional misrepresentation made by Owner.

                                  Schedule 1

                     Leases, Security Deposits; Rent Roll

                                  Schedule 2

                                   Contracts

                                  Schedule 3

                                    Permits

                                  Schedule 4

                              Insurance Policies

                                  Schedule 5

                              JEWISH HOLIDAYS

                              Rosh Hashanah (Both Days)
                              Yom Kippur
                              Succot (First 2 Days)
                              Shmini Atzeret
                              Simchat Torah
                              Passover (First 2 Days and Last 2 Days)
                              Shavuot (Both Days)

                                  Schedule 6

                           Tax Certiorari Proceeding

      19 West 44th Street: 1996-1997 and 1997-1998 tax years

      417 Fifth Avenue: 1994-1995, 1995-1996, 1996-1997 and 1997-1998 tax years

                                  Schedule 7

                                    Records

            Records shall include, but not be limited to, the following:

            1. Reimbursement Statements (porters, wage, taxes and electric) for all tenants.

            2. Statement of income and expenses for the Premises for each of the three years ended December 31, 1997 (the "Audit Period") (1995 and 1996 statements to be delivered no later than January 14, 1998 and 1997 statements to be delivered no later than February 3, 1998.

            3. General ledgers and other books of original entry related to the Premises for the Audit Period.

            4. Bank statements, invoices, cancelled checks and other documentation supporting the revenue and expenses of the Premises for the Audit Period.

            5. True, correct and complete leases for all tenants of the Premises during the Audit Period. Identification of any other agreements granting possessory interests in the Premises.

            6. Escalation Statements for every tenant at the Premises for the most recent billing period (January 1998) (to be delivered no later than January 14, 1998).

            7. Balance Sheet showing receivables aging for 30, 60 and 90 days.

                                  Schedule 8

                          Management Termination Fee

                                     NONE

                                  Schedule 9

                              List of Receivables

                                  Schedule A

                             Form of Master Lease

                                  Schedule B

                           Form of Option Agreement